                                                                    EXHIBIT 99.4

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 13D

                   UNDER THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. 2)*

                          JOHN ADAMS LIFE CORPORATION
                                (NAME OF ISSUER)

                        COMMON STOCK, WITHOUT PAR VALUE
                         (TITLE OF CLASS OF SECURITIES)

                                   006246102
            -------------------------------------------------------
                                 (CUSIP NUMBER)

Alvin S. Milder, Esq., 10880 Wilshire Boulevard, Suite 1900,
Los Angeles, CA 90024, Telephone No. (310) 475-9777
- --------------------------------------------------------------------------------
(Name, Address and Telephone Number of Person Authorized to Receive Notices and Communications)

                               NOVEMBER 20, 1992
            -------------------------------------------------------
            (DATE OF EVENT WHICH REQUIRES FILING OF THIS STATEMENT)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of the Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box [_].

Check the following box if a fee is being paid with the statement [_]. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

- -----------------------                                  ---------------------
  CUSIP NO. 006246102                   13D                PAGE 2 OF 5 PAGES
- -----------------------                                  ---------------------

- ------------------------------------------------------------------------------
      NAME OF REPORTING PERSON
 1    S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

      Benjamin A. DeMotto
- ------------------------------------------------------------------------------
      CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
 2                                                              (a) [_]
      Not Applicable                                            (b) [_]
- ------------------------------------------------------------------------------
      SEC USE ONLY
 3

- ------------------------------------------------------------------------------
      SOURCE OF FUNDS*
 4
      PF
- ------------------------------------------------------------------------------
      CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO
 5    ITEMS 2(D) OR 2(E)
                                                                    [_]
- ------------------------------------------------------------------------------
      CITIZENSHIP OR PLACE OF ORGANIZATION
 6
      United States of America
- ------------------------------------------------------------------------------
                          SOLE VOTING POWER
                     7
     NUMBER OF            1,380,000

      SHARES       -----------------------------------------------------------
                          SHARED VOTING POWER
   BENEFICIALLY      8
                          0
     OWNED BY
                   -----------------------------------------------------------
       EACH               SOLE DISPOSITIVE POWER
                     9
    REPORTING             1,130,000

      PERSON       -----------------------------------------------------------
                          SHARED DISPOSITIVE POWER
       WITH          10
                          0
- ------------------------------------------------------------------------------
      AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
11
      1,380,000
- ------------------------------------------------------------------------------
      CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES*
12
                                                                     [_]
- ------------------------------------------------------------------------------
      PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
13
      48.2%
- ------------------------------------------------------------------------------
      TYPE OF REPORTING PERSON*
14
      IN
- ------------------------------------------------------------------------------

                     *SEE INSTRUCTION BEFORE FILLING OUT!

ITEM 1.   SECURITY AND ISSUER.

     The class of equity securities to which this Statement relates is the Common Stock, without par value, of John Adams Life Corporation ("Issuer"), a California corporation, which has its principal executive offices at 11845 W. Olympic Boulevard, Suite 905, Los Angeles, California 90064.

ITEM 2.  IDENTITY AND BACKGROUND.

     The person filing this Statement is Benjamin A. DeMotto ("Reporting Person"), a natural person, whose business address is 11845 W. Olympic Boulevard, Suite 905, Los Angeles, California 90064.

     Reporting Person's principal occupation and employment is: Chairman of the Board, CEO and President of John Adams Life Corporation, 11845 W. Olympic Boulevard, Suite 905, Los Angeles, California 90064.

     During the last five years, Reporting Person has not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors.).

     During the last five years, Reporting Person has not been a party to a civil proceeding of a judicial or administrative body, which as a result of such proceeding Reporting Person became subject to a judgment, decree or final order enjoining future violations of or prohibiting or mandating activities subject to Federal or State securities laws or finding any violation with respect to such laws.

     Reporting Person is a citizen of the United States of America.

ITEM 3.  SOURCE AND AMOUNT OF FUNDS OR OTHER CONSIDERATION.

     The purchase price for the 100,000 shares (the "Shares") acquired by Reporting Person, which are the occasion for this Statement, was $40,000. The purchase price for the Shares was paid with Reporting Person's personal funds. No part of the purchase price for the Shares is or will be represented by funds or other consideration borrowed or otherwise obtained for the purposes of acquiring, holding, trading or voting the Shares. The Shares were obtained by direct purchase by Reporting Person from Joanne E. Adams. The other securities of Issuer owned by Reporting Person were reported as follows: 1,030,000 shares on Schedule 13G filed by Reporting Person on January 30, 1986, and 250,000 shares on Schedule 13D filed by Reporting Person on November 20, 1991.

ITEM 4.  PURPOSE OF TRANSACTION.

     Reporting Person's acquisition of the securities of Issuer is for investment purposes. Reporting Person is not aware of any plans or proposals, which relate to or would result in:

     (a) The acquisition by any person of additional securities of the Issuer, or the disposition of securities of the Issuer; except that 84,700 shares of Issuer's Common Stock, without par value, may be purchased by Issuer under a stock repurchase plan authorized by Issuer's board of directors;

     (b) An extraordinary corporate transaction involving the Issuer or any of its subsidiaries;

     (c) A sale or transfer of a material amount of assets of the Issuer or any of its subsidiaries;

     (d) Any change in the present board of directors or management of the Issuer, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board;

     (e) Any material change in the present capitalization or dividend policy of the Issuer;

     (f) Any other material change in the Issuer's business or corporate structure;

     (g) Changes in the Issuer's charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the Issuer by any person;

     (h) Causing a class of securities of the Issuer to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association; except that the Issuer has been notified by Nasdaq that effective September 4, 1992, Issuer was placed into the Nasdaq Small-Cap Market and was removed from the Nasdaq National Market; this change was occasioned because the market value of the publicly held shares of Issuer did not meet Nasdaq's minimum requirements for inclusion in the National Market System;

     (i) A class of equity securities of the Issuer becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Act; or

     (j) Any action similar to any of those enumerated above.

ITEM 5.  INTEREST IN SECURITIES OF THE ISSUER.

     (a) The aggregate number of the shares of Issuer's Common Stock, without par value, beneficially owned by Reporting Person is 1,380,000 shares; this is 48.17% of Issuer's Common Stock, without par value, outstanding as of the date of this Statement.

     (b) Reporting Person has the sole power to vote or direct the vote of all 1,380,000 shares held by Reporting Person. Reporting Person has the sole power to dispose or to direct the disposition of 1,130,000 shares of the 1,380,000 shares of Issuer's common stock, without par value, held by Reporting Person. (The additional 250,000 shares held by Reporting Person are subject to the restrictions referred to in his Schedule 13D filed November 20, 1991.) Reporting Person's Spouse, Patricia DeMotto, has such rights in and to the securities owned by Reporting Person as are provided by the community property laws of the State of California.

     (c) There have been no other transactions by Reporting Person in the Issuer's securities during the past sixty days.

     (d) No other person is known to have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the Issuer's securities owned by Reporting Person; except that Reporting Person does not have the right to receive or to direct the receipt of dividends from, or the proceeds from the sale of the 250,000 restricted shares referred to in Item 5(b) above.

ITEM 6.  CONTRACTS, ARRANGEMENTS, UNDERSTANDINGS, OR
         RELATIONSHIPS WITH RESPECT TO SECURITIES OF THE ISSUER.

     Reporting Person has no contract, arrangements or understandings with any person with respect to any securities of the Issuer except to the extent of the provisions of the employment agreement (the "Agreement") between Reporting Person and Issuer attached hereto as Exhibit A to Schedule 13D, filed by Reporting Person on November 20, 1991. The Agreement imposes certain restrictions on 250,000 of the shares of Issuer's Common Stock, without par value, held by Reporting Person.

ITEM 7.  MATERIAL TO BE FILED AS EXHIBITS.

     The employment agreement, dated July 1, 1991, between Reporting Person and Issuer, which is referred to in Item 6, is attached to Schedule 13D, filed by Reporting Person on November 20, 1991.

                                   SIGNATURE

     After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

                              November 23, 1992
                              -------------------
                              Date

                              /s/  BENJAMIN A. DEMOTTO
                              ------------------------
                              Benjamin A. DeMotto